EXHIBIT 10.45



                      STOCK AND WARRANT PURCHASE AGREEMENT


         STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") made as of July 10, 2003 by and between ON TRACK INNOVATIONS LTD., an Israeli corporation having its chief executive office located at Z.H.R. Industrial Zone, Rosh Pina, Israel 12000 (the "Company"), and the purchaser identified on Exhibit 1 hereto (the "Purchaser").

         WHEREAS, the Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to the Purchaser, the Ordinary Shares, NIS 0.01 nominal value, of the Company (the "Ordinary Shares") described herein; and

         WHEREAS, the Company has agreed to issue to the Purchaser certain Warrants (the "Warrants") to purchase Ordinary Shares of the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

         Section 1. Issuance of Ordinary Shares and Warrant. Subject to the terms and conditions of this Agreement, the Purchaser agrees, simultaneously with the execution and delivery of this Agreement, to purchase from the Company an aggregate of 181,818 Ordinary Shares at a purchase price of U.S. $2.75 per share for an aggregate purchase price of U.S. $500,000, all as described on
Exhibit 1 hereto. Simultaneously with the execution and delivery of this Agreement (i) the Purchaser is paying the Purchase Price by wire transfer of immediately available funds to the Company in accordance with the wire transfer instructions set forth on Exhibit 2 hereto and (ii) the Company is delivering to the Purchaser a stock certificate evidencing the Purchaser's ownership of 181,818 Ordinary Shares. Simultaneously with the execution and delivery of this Agreement, the Company is issuing to the Purchaser warrants to purchase an aggregate of 90,909 Ordinary Shares of the Company, such Warrants to be in the form attached hereto as Exhibit 3. Simultaneously with the execution and delivery of this Agreement, the Company and the Purchaser are executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement") substantially in the form of Exhibit 4 hereto. As used herein the term "Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement.

         Section 2. Representations and Warranties. The Company represents and warrants to the Purchaser that:

         (a)  Organization,  Good Standing,  and  Qualification of Company.  The
Company is a corporation duly organized and validly existing and in good standing under the laws of Israel, and has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure so to qualify would not have a materially adverse effect on its business or financial condition. The Company has the corporate power and authority to execute, deliver and perform the Transaction Documents to be issued by it and to deliver the Ordinary Shares issuable upon exercise of the Warrants. The Transaction Documents have been duly authorized and executed by the Company and constitute the Company's valid and legally binding obligations enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to, or affecting the enforcement of, creditors' rights generally.

         (b) Financial statements. The financial statements of the Company for the fiscal year ended December 31, 2002 and which the Company has previously furnished to the Purchaser are true and correct, are in accordance with the books and records of the Company and fairly present the financial position and the results of operations of the Company, as at and for the periods indicated. There have been no material adverse changes in the condition, financial or otherwise, of the Company taken as a whole since December 31, 2002.

         (c) Litigation, Compliance with Laws. Except as set forth on Schedule 2(d), there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company which may result in any material adverse effect on its business, properties or condition. There is no exiting law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         (d) Title and Liens. Except as set forth on Schedule 2(e) hereto, the property and assets of the Company are free from all liens, charges, security interests, and encumbrances and the Company has good and marketable title to all personal property and assets included in its most recent balance sheet or subsequently acquired by the Company, except personal property and assets subsequently sold or otherwise disposed of in the ordinary course of business.

         (e) Conflicting agreements and charter provisions. The execution and delivery of the Transaction Documents and any other documents to be delivered by the Company hereunder, the consummation of the transactions herein or therein contemplated, the fulfillment of the terms hereof or thereof, and the compliance with the terms and provisions hereof or the thereof, will not conflict with or result in a breach of any of the terms, conditions, or provisions of any corporate restriction or of any agreement or instrument to which the Company is a party or by which it is bound, or constitute a default thereunder, except where the consequences of any such breach or default would not have a material adverse effect on the Company, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any of the property or assets of the Company pursuant to the terms of any such agreement or instrument, except where consents have been obtained.

         Section 3. Representations by the Purchaser

         The Purchaser represents and warrants to the Company as follows:

         (a) Investment Purposes. The Purchaser represents to the Company that the Purchaser is acquiring the Ordinary Shares and the Warrants for its own account, for the purpose of investment, and not with a view to the distribution or resale of any thereof, and the Purchaser

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

has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution or resale.

         (b) Enforceability. This Agreement constitutes the Purchaser's valid and legally binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to, or affecting the enforcement of, creditors' rights generally.

         (c) Sophistication. The Purchaser is a sophisticated investor, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company and receiving the Warrants. Without limiting the foregoing, the Purchaser represents and warrants that its is an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser has the financial ability to bear the economic risk of such Purchaser's investment contemplated hereby and has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment and has no need for liquidity in its investment in the Company.

         (d) Restrictions on Transferability. The Purchaser understands and agrees that (i) the Ordinary Shares, the Warrants and the Ordinary Shares issuable upon exercise of the Warrants (the "Securities") have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Any such transfer, sale, assignment or hypothecation shall be conditioned upon receipt by the Company by an opinion of counsel satisfactory to the Company and its counsel, stating that the transferee is a permitted transferee under this Section and that such transfer does not violate the Securities Act or any state securities laws.

         (e) Access to Information. The Purchaser and its advisers have been furnished all materials relating to the Company which they have requested. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company concerning the investment contemplated hereby and to obtain any additional information they have deemed necessary as a condition to making such investment.

         Section 4. Debt; Issuances of Securities. No provision of this Agreement or of any other document executed and delivered by the Company in connection with this Agreement restricts, or shall be construed to restrict, in any way the ability of the Company to incur indebtedness or to issue capital stock or other equity securities (or securities convertible into equity securities) of the Company or to grant liens on its property and assets.

         Section 5. Trading Limitations. For the period beginning on the date hereof and ending on July 10, 2004 (the "Restricted Period") the Corporation shall cause the officers and directors identified on Exhibit 5 hereto to refrain from selling any Ordinary Shares held by them from time to time without the prior written consent of Herald Investment Trust plc other than sales pursuant to Rule 144 under the United States Securities Act of 1933, as amended or sales of Ordinary Shares purchased in open market transactions. The foregoing covenant shall cease to apply on the earlier of July 10, 2004 or the date after the Registration Statement, filed

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

pursuant to the Registration Rights Agreement, has been declared effective by the United States Securities and Exchange Commission and the Closing price of the Ordinary Shares traded on NASDAQ has been at least $5.50 on five consecutive trading days (the "Release Date"). During the balance of the Restricted Period after the Release Date, the Corporation shall cause its officers and directors to refrain from selling, in the aggregate, not more than 200,000 Ordinary Shares provided that the foregoing restriction on sales shall lapse when the closing price of the Ordinary Shares traded on NASDAQ has been at least $8.25 on five consecutive trading days.

         Section 6. Survival of covenants, agreement, representations and warranties. All covenants, agreements, representations and warranties made herein and in certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Warrants and shall continue in full force and effect in accordance with applicable statutes of limitations.

         Section 7. Entire agreement; no oral change. This Agreement and the Warrants embody the entire agreement and understanding between the Company and the Purchaser relating to the subject matter hereof, and supersede all prior agreements and understandings relating to such subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         Section 8. Notices, etc. Any notice required by the provisions of this Agreement will be writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notices shall be sent to the addresses first set forth above or to such other address as a party furnishes to other parties in writing.

         Section 9. Law Governing. This Agreement shall be construed in accordance with and governed by the laws of the State of New York with respect to contracts executed and performed in the State of New York.

         Section 10. JURISDICTION. THE COMPANY AND THE PURCHASER CONSENT THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT OR THEM UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY AND THE PURCHASER, BY THEIR EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE COMPANY AND THE PURCHASER AGREE THAT PERSONAL JURISDICTION OVER THEM MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS (POSTAGE PREPAID) IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 OF THIS AGREEMENT. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8 OF THIS AGREEMENT, THE COMPANY AND THE PURCHASER HEREBY EXPRESSLY AND IRREVOCABLY

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

WAIVE ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 11. Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns hereunder. No party may assign any rights or obligations hereunder without the prior written consent of the other parties and any purported assignment without such consent shall be null and void.

         Section 12. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waiver or consents to departure from the provisions hereof may not be given without the consent of the party against whom such waiver or consent is sought.

         Section 13. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 14. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         Section 15. Expenses; Attorney's Fees. Each party shall bear its own expenses, including, without limitation, attorneys' fees, in connection with the execution, delivery and performance of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                            ON TRACK INNOVATIONS LTD.


                                            By: /s/ Oded Bashan
                                                Name:  Oded Bashan
                                                Title: President


                                            HERALD INVESTMENT TRUST PLC


                                            By: /s/ Drene Jackson
                                                Name:  Drene Jackson
                                                Title: Fund Manager

                                                                       Exhibit 1




Name and Address                   Name of Ordinary                                        Number of
 of Purchaser                      Shares Purchased               Purchase Price           Warrants


Herald Investment Trust PLC            181,818                    $2.75 per share           90,909
12 Charterhouse Square
London EC1M 6AX

                                                                       Exhibit 2




                           Wire Transfer Instructions


                 [OMITTED - will be furnished to the Securities
                     and Exchange Commission upon request.]

                                                                       Exhibit 3




                                 Form of Warrant



                 [OMITTED - will be furnished to the Securities
                     and Exchange Commission upon request.]

                                                                       Exhibit 4




                         Registrations Rights Agreement



                 [OMITTED - will be furnished to the Securities
                     and Exchange Commission upon request.]

                                                                       Exhibit 5




              Trading Limitations / List of Officers and Directors



         Oded Bashan
         Ohad Bashan
         Guy Shafran

                                                                   Schedule 2(d)




                        Litigation, Compliance with Laws




         None

                                                                   Schedule 2(e)




                                 Title and Liens


         Liens in favor of Ha'poalim Bank.